Exhibit 10.1 EMPLOYMENT AGREEMENT This EMPLOYMENT AGREEMENT (this “Agreement”) is made as of October 2, 2024 (the “Effective Date”) by and between THE INTERPUBLIC GROUP OF COMPANIES, INC. (“Interpublic” or the “Company”) and CHRISTOPHER CARROLL (“Executive”). In consideration of the mutual promises set forth herein, the parties hereto agree as follows: ARTICLE I Defined Terms Section 1.01 When the initial letter or letters of any of the words or phrases in this Agreement are capitalized, such word or phrase shall have the meaning provided in the Interpublic Executive Severance Plan, as amended from time to time (“ESP”), unless the context clearly indicates that a different meaning is intended. Executive’s “ESP Participation Letter” is the letter provided to Executive by the Company dated September 28, 2007 describing Executive’s participation in the ESP. ARTICLE II Term of Employment Section 2.01 Subject to the terms of this Agreement, the Company shall continue to employ Executive until terminated in accordance with the provisions of Article VIII (Termination) hereof. (The period during which Executive is employed hereunder, ending on the “Termination Date”, is referred to herein as the “term of employment.”) ARTICLE III Duties Section 3.01 Effective May 1, 2024, Executive shall: (i) Serve as EVP, Controller and Chief Accounting and Business Transformation Officer; (ii) Use Executive’s best efforts to promote the interests of the Company and devote Executive’s full time and efforts to the Company’s business and affairs;

(iii) Perform such duties as the Company may from time to time assign to Executive; (iv) Serve in such other offices of the Company as Executive may be elected or appointed to; and (v) Report to the Global Chief Financial Officer of the Company. ARTICLE IV Regular Compensation Section 4.01 The Company shall compensate Executive for the duties performed by Executive hereunder, by payment of an initial base salary of Seven Hundred Fifty Thousand Dollars ($750,000) per annum, payable in accordance with the Company’s regular payroll practices. Section 4.02 Executive’s compensation shall be subject to periodic reviews in accordance with the Company’s policies. ARTICLE V Bonuses Section 5.01 Executive shall be eligible during the term of employment to participate in Interpublic’s Senior Executive Incentive Plan or any successor thereto (the “Bonus Plan”), in accordance with the terms and conditions of the Bonus Plan as in effect and amended from time to time. Executive shall be eligible for an initial target award under the Bonus Plan equal to Eighty Percent (80%) of Executive’s base salary. The actual award, if any, may vary from zero percent (0%) to two hundred percent (200%) of Executive’s target award, and shall be determined by Interpublic based on factors under the Bonus Plan, including Company performance, Executive’s individual performance, and management discretion.

ARTICLE VI Long-Term Incentive Section 6.01 Effective January 2025, Executive shall participate in Interpublic’s long-term incentive programs with an initial target annual award value of One Million Two Hundred Fifty Thousand Dollars ($1,250,000). Any such long-term incentive award may consist of any forms of incentive, and be subject to vesting requirements, as determined by the Compensation and Leadership Talent Committee of Interpublic’s Board of Directors or its designee in its discretion. All long-term incentive awards are governed by, and subject to the terms of the 2019 Interpublic Performance Incentive Plan (“PIP”), or any successor thereto, and Executive’s award agreement. The value of the performance components of the award at the time of vesting, may vary from zero percent (0%) to two hundred percent (200%) of Executive’s target award, and shall be determined by Interpublic based on the factors set forth in the PIP, including Interpublic and Company performance, Executive’s individual performance, and management discretion. Section 6.02 On May 31, 2024, Executive received a one-time long-term incentive award with a value of Two Hundred Thousand Dollars ($200,000) at the time of grant. Such award shall be scheduled to vest in February 2027 and will be governed by the terms of the PIP and Executive’s award agreement. ARTICLE VII Other Employment Benefits Section 7.01 Executive shall be eligible to participate in such other employee benefits as are available from time to time to other employees of the Company in accordance with the then current terms and conditions established by the Company for eligibility and employee contributions required for participation in such benefits opportunities. Section 7.02 Executive shall be entitled to annual paid time off, in accordance with the Company’s policies and procedures, to be taken in such amounts and at such times as shall be mutually convenient for Executive and the Company. Section 7.03 Executive shall be reimbursed for all reasonable out-of-pocket expenses actually incurred by Executive in the conduct of the business of the Company, provided that Executive submits substantiation of all such expenses to the Company on a timely basis in accordance with the Company’s expense reimbursement policies. Section 7.04 Executive shall participate in Interpublic’s Capital Accumulation Plan (CAP), with an annual contribution of Fifty Thousand Dollars ($50,000), subject to the terms of CAP and Executive’s Participation Agreement. Section 7.05 Nothing in this Agreement shall restrict the ability of the Company to change or terminate any or all of its employee benefit plans and programs from time to time; nor shall anything in this Agreement prevent any such change or termination from affecting Executive. ARTICLE VIII Termination Section 8.01 Termination by the Company. Interpublic may terminate Executive’s employment hereunder at any time and for any reason, subject to the provisions of this Section. (i) Involuntary Termination Without Cause. Interpublic may terminate Executive’s employment hereunder involuntarily without Cause by giving Executive written notice (the “Notice Date”) specifying a Termination Date. In such event, Executive shall continue to be an employee of the Company, and shall assist the Company in the transition of Executive’s responsibilities, until the Termination Date. From the Notice Date through the Termination Date, assuming Executive complies with Executive’s responsibilities under this Agreement, the Company shall continue (a) to pay Executive’s base salary, and (b) to provide all benefits under the plans and programs in which Executive participated immediately prior to the Notice Date, to the extent permitted by the terms of such plans and programs. In addition, if Executive’s employment is terminated involuntarily without Cause, Executive shall be eligible for payments and benefits under the ESP, subject to the terms and conditions of the ESP and Executive’s ESP Participation Letter, which currently provides that Executive shall be eligible for Twelve (12) months of salary continuation (the “Severance Period”). Without limiting the generality of the foregoing, all payments under this Section are subject to (x) Executive executing and not revoking a separation and release agreement that is acceptable to the Company and (y) the forfeiture, suspension, and clawback provisions of the ESP. In addition, if Executive’s employment is terminated involuntarily and without Cause: (a) Interpublic shall pay to Executive an amount equal to his target bonus under Section 5.01 of the Agreement for the year in which the Termination Date occurs. Such amount shall be paid in a lump sum within thirty (30) days after the Termination Date. In addition, the Executive’s equity incentive awards will continue to vest during his severance period. (b) Executive shall not be eligible to contribute or defer (and shall not contribute or defer) any compensation with respect to the period after the Termination Date under the 401(k) Plan or any other savings or deferred compensation plan (whether tax-qualified or nonqualified) maintained by Interpublic. The Company shall pay to Executive a lump-sum amount equal to the aggregate of the matching contributions that the Company would have made for the benefit of Executive under the Interpublic Savings Plan or any successor thereto (the “401(k) plan”:) if, during the period that begins on the day after the Termination Date and ends on the earlier of (x) the first anniversary of the Notice Date or (y) the date Executive accepts employment with another employer offering a tax-qualified savings plan, Executive had participated in the 401(k) plan and made pre-tax deferrals and after-tax contributions to the 401(k) plan at the same rate as in effect immediately before the Termination Date. Subject to Section 14.01 hereof (Section 409A of the Code), such payment shall be made (without interest) within thirty (30) days after the first anniversary of the Notice Date. The amount of the lump-sum payment required by this paragraph (b) shall be determined based on the matching formula prescribed by the 401(k) Plan as in effect during the period described herein. (ii) Termination for Cause. Interpublic may terminate Executive’s employment for Cause without advance notice. In such event, the Company shall continue to pay Executive’s base salary through the Termination Date. If Executive’s employment is terminated for Cause, Executive shall not be entitled to (a) any bonus for the year in which the Termination Date occurs, or (b) any other payments hereunder. The foregoing shall not limit the remedies available to Interpublic, at law or in equity, for any loss or other injury caused directly or indirectly by Executive.

Section 8.02 Resignation by Executive. Executive may at any time resign from Executive’s employment hereunder by providing written notice to the Company specifying a Termination Date of not less than six (6) months after the date on which such notice is given. In such event, Executive’s employment hereunder shall terminate on the earlier of (a) the Termination Date specified in such notice, or (b) a Termination Date specified by Interpublic in its discretion. The Company may require that Executive not work during some or all of the period from Executive’s notice of resignation to the Termination Date. In no event, however, may Executive perform services for any other employer before Executive’s Termination Date. (i) Resignation without Good Reason. From the date on which Executive provides written notice of Executive’s intent to resign until the Termination Date, Executive shall continue to be an employee of the Company and shall assist the Company in the transition of Executive’s responsibilities. During such period ending on the Termination Date, assuming Executive complies with Executive’s responsibilities under this Agreement, the Company shall continue (a) to pay Executive’s base salary, and (b) to provide all benefits under the programs in which Executive participated immediately prior to providing written notice of resignation; provided that Executive shall not receive any bonus or other incentive that might otherwise be paid or payable after Executive has given notice of Executive’s intent to terminate employment hereunder. If Executive’s employment terminates under this Section, Executive shall not be entitled to any payments or benefits for the period after Executive’s Termination Date. (ii) Resignation with Good Reason. If Executive resigns for Good Reason, Executive shall be eligible for the payments described in subsection (i) including sub-parts a&b above, and (without duplication) the payments and benefits prescribed by the ESP, subject to the terms and conditions of the ESP and Executive’s ESP Participation Letter, which currently provides that Executive shall be eligible for twelve (12) months of salary continuation. Without limiting the generality of the foregoing, all payments under this Section are subject to (x) Executive executing and not revoking a separation and release agreement that is acceptable to the Company and (y) the forfeiture, suspension, and clawback provisions of the ESP. (iii) The Company may require that Executive not work during some or all of the period from Executive’s notice of resignation to the Termination Date. In no event, however, may Executive perform services for any other employer before Executive’s Termination Date.

Section 8.03 Death or Disability. The term of employment shall terminate automatically as of the date of Executive’s death or disability (as defined in the Interpublic Long- Term Disability Plan, or any successor thereto). In the event that Executive’s employment is terminated due to death or disability, neither the Executive nor the Executive’s beneficiaries or estate shall have any further rights or claims against the Company under this Agreement, except for the right to receive Executive’s base salary and any benefits earned through the Termination Date. Any other rights or benefits that Executive or Executive’s beneficiaries or estate may have under the Company’s benefit plans in the event of Executive’s death or disability shall be determined subject to the terms and conditions of any such plans. ARTICLE IX Covenants Section 9.01 While Executive is employed hereunder, Executive shall not, without the prior written consent of Interpublic, which shall not be unreasonably withheld, engage, directly or indirectly, in any other trade, business or employment, or have any interest, direct or indirect, in any other business, firm or corporation; provided, however, that Executive may continue to own or may hereafter acquire any securities of any class of any publicly-owned company. Section 9.02 Executive shall treat as confidential and keep secret the affairs of Interpublic and shall not at any time during the term of employment or thereafter, without the prior written consent of Interpublic, divulge, furnish or make known or accessible to, or use for the benefit of, anyone other than Interpublic, the Company and their subsidiaries and affiliates any information of a confidential nature relating in any way to the business of Interpublic, the Company or their subsidiaries or affiliates or their clients and obtained by Executive in the course of Executive’s employment hereunder. Notwithstanding the foregoing, nothing in this Agreement prohibits or restricts Executive from responding truthfully to an inquiry by, providing testimony to, or otherwise communicating truthfully and in good faith with any federal, state, or local agency or regulatory authority about a possible violation of law or regulation. Executive may make such disclosures without providing notice to the Company; provided that Executive shall use best efforts to obtain assurance from the applicable agency or regulatory authority that such agency or regulatory authority will retain the information in confidence, and if Executive receives a subpoena, request for production, or order or other compulsion to disclose confidential or other information concerning the business of Interpublic, whether in a legal or regulatory proceeding or otherwise, Executive shall, to the extent permitted by law, provide Interpublic with prompt notice of such subpoena, request, order or compulsion so that Interpublic may have the opportunity to seek to prevent disclosure. Non-compliance with the disclosure provisions of this Agreement shall not subject Executive to criminal or civil liability under any federal or state trade secret law for the disclosure of a trade secret if such disclosure is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney in confidence solely for the purpose of reporting or investigating a suspected violation of law; (ii) in a complaint or other document filed in a lawsuit or other proceeding, provided that any complaint or document containing the trade secret is filed under seal; or (iii) to an attorney representing Executive in a lawsuit for retaliation by Interpublic for reporting a suspected violation of law or to use the trade secret information in that court proceeding, provided that any document containing the trade secret is filed under seal and Executive does not disclose the trade secret, except pursuant to court order. Section 9.03 All records, papers, documents, files, records, databases, drawings, specifications, equipment and similar items kept or made by Executive relating to the business of Interpublic, the Company or their subsidiaries or affiliates or their clients, whether prepared by Executive or otherwise coming into Executive’s possession, shall be and remain the property of Interpublic. Section 9.04 Upon request, Executive will deliver to the Company any and all documents, files, property and data of Interpublic and/or the Company acquired in the course of Executive’s employment, whether in paper, electronic or other form, including all copies and images thereof. Executive agrees that all property situated on Interpublic’s or the Company’s premises and owned by Interpublic, including storage media, computers and other devices, filing cabinets and work areas, is subject to inspection by Interpublic or Company personnel at any time with or without notice. Upon request Executive agrees to certify in writing upon termination of employment that Executive has conducted a diligent search to locate all property, information and data described in this Section that is within Executive’s possession, custody or control, that Executive has returned all such property and information to Interpublic, and that after returning such information and data, Executive has permanently deleted all Interpublic, Company and client data from Executive’s computers, other electronic devices, storage devices, files and accounts, including cloud storage accounts, and that Executive has otherwise complied with the requirements of this Section. Upon Interpublic’s or the Company’s reasonable request, made in the good faith belief that required deletions have not occurred or were insufficient, Executive shall permit an IT technician employed or retained by Interpublic to inspect all of Executive’s computers and other electronic devices and storage devices and accounts, including cloud storage accounts, to confirm such deletion and/or to undertake any necessary additional deletions. Section 9.05 All articles invented by Executive, processes discovered by Executive, trademarks, designs, advertising copy and art work, display and promotion materials and, in general, everything of value conceived or created by Executive pertaining to the business of Interpublic or any of their subsidiaries or affiliates during the term of employment, and any and all rights of every nature whatever thereto, shall immediately become the property of Interpublic, and Executive shall assign, transfer and deliver all patents, copyrights, royalties, designs and copy, and any and all interests and rights whatever thereto and thereunder to Interpublic. Section 9.06 (i) In the event that Executive receives severance pursuant to the ESP, Executive will be bound by the post-employment restrictions in the ESP and the release that will be signed as a condition for receiving such payments. (ii) In the event that Executive does not receive payments pursuant to the ESP, for twelve (12) months following the Termination Date Executive shall not: (a) directly or indirectly solicit any employee who was employed by the Company within one (1) year of Executive’s Termination Date (as used in this Section, an “employee”) to leave such employ to enter the employ of Executive or of any person, firm or corporation with which Executive is then associated, or induce or encourage any such employee to leave the employment of the Company to join any other company, or hire any such employee, or otherwise interfere with the relationship between the Company and any of its employees; or (b) directly or indirectly solicit or handle on Executive's own behalf or on behalf of any other person, firm, or corporation, services similar to those Executive provided while employed by Company from or for any person or entity which is a client of the Company, that was a client of the Company within two (2) years prior to Executive’s Termination Date, or that was a prospective client of the Company with whom Executive had contact, and for which Executive materially participated in the Company’s marketing efforts to such prospective client, within two (2) years prior to Executive’s Termination Date (collectively, “Client”) or to induce any such Client to cease to engage the services of the Company or to use the services of any entity or person that competes directly with a material business of the Company, where the identity of such Client, or the Client’s need, desire or receptiveness to services offered by the Company is known by Executive as a part of Executive’s employment with the Company. (iii) During the Severance Period, Executive shall not engage in, invest in (other than as the owner of not more than one percent (1%) of the outstanding securities of any publicly owned company), or otherwise participate in any advertising, marketing, or promotional business, or any other business that is in competition with the business of the Company. (iv) Executive acknowledges that these provisions are reasonable and necessary to protect the Company’s legitimate business interests, and that these provisions do not prevent Executive from earning a living. Executive represents and agrees that Executive is entering into this Agreement freely and with knowledge of its contents, with the intent to be bound by the Agreement and the restrictions contained in it. Section 9.07 Executive acknowledges and agrees that it might be impossible to assess the damages caused by Executive’s breach or attempted breach of this Article (Covenants), and that any threatened or actual breach of this Article (Covenants) will constitute immediate and irreparable injury to Interpublic and/or the Company. Accordingly, Interpublic and/or the Company shall be entitled to enforce this Agreement by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that Interpublic and/or the Company may have for any such breach or attempted breach. Executive agrees that if Interpublic is successful in whole or in part in any legal or equitable action against Executive under this Agreement, Interpublic shall be entitled to reimbursement from the Executive for all costs, including reasonable attorneys’ fees. If Interpublic enforces this Agreement through a court order or arbitration award, Executive agrees that the restrictions of this Article (Covenants)

shall remain in effect for a period of twelve (12) months from the effective date of such order or award. Section 9.08 Executive recognizes and acknowledges that the success of Interpublic is largely dependent upon and attributable to the goodwill that Interpublic has, at great effort and expense, established over a period of years. Therefore, except as required to respond to a valid subpoena, to make a truthful claim in arbitration, or as required by applicable law, Executive will not, during the term of Executive’s employment and thereafter, disparage or otherwise make any negative statement about Interpublic, its officers, directors, employees, products, or methods and techniques of doing business. This includes any and all statements to current, past or potential customers of Interpublic and/or any of their affiliates, or to any current, past or potential competitors of Interpublic, the Company or their affiliates, or to any current, past or potential vendors of Interpublic, the Company or any of their affiliates. Section 9.09 Executive represents and warrants that neither the execution or delivery of this Agreement nor the performance of Executive’s services hereunder, shall conflict with, or result in a breach of, any agreement to which Executive is a party or by which Executive may be bound or affected. Executive further represents that Executive does not possess and, in connection with Executive’s employment by the Company, will not use any confidential or proprietary information Executive may have obtained in connection with Executive’s services to any prior employer. Executive further represents and warrants that Executive has full right, power and authority to enter into and carry out the provisions of this Agreement and is doing so voluntarily. Section 9.10 If Executive is offered employment or the opportunity to enter into any business venture in any capacity (whether as an employee, owner, partner, consultant, or otherwise) while the restrictions described in this Article (Covenants) are in effect, Executive agrees to inform the potential employer, partner, co-owner, and/or others involved in managing the business with which Executive has an opportunity to be associated of Executive’s obligations under this Agreement and to provide such person or persons with a copy of this Article. Executive further agrees to inform Interpublic of all employment and business ventures which Executive enters into while the restrictions described in this Article are in effect and also authorizes

Interpublic and the Company to make the applicable employer or business aware of Executive’s obligations under this Agreement. ARTICLE X Arbitration Section 10.01 (i) Except as set forth in subsection (ii), below, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, or Executive’s employment with the Company, including claims involving alleged legally protected rights, such as claims for discrimination in violation of the Age Discrimination in Employment Act of 1967, as amended, or Title VII of the Civil Rights Act, as amended, claims under the Employee Retirement Income Security Act of 1974, as amended, and claims under other federal, state, and local laws, including for discrimination, harassment, retaliation, defamation, breach of contract, wrongful termination and other circumstances arising because of or relating to Executive’s employment, termination of employment or otherwise, shall be settled by arbitration before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitrator shall decide the dispute and the arbitrator’s decision will be binding on both Executive and the Company. The arbitrator shall have the full authority to award damages and other remedies as would be available under and in accordance with the controlling substantive law; however, the arbitrator shall have no authority or power to award any remedy in excess of what a party would be able to obtain in a court of law, except as set forth in subsection (iii), below. The arbitrator shall further have exclusive authority to resolve any dispute relating to the interpretation, applicability, or enforceability of this Article (Arbitration). Any party’s right to appeal or to seek modification of rulings by the arbitrator is strictly limited by the Federal Arbitration Act (“FAA”). The parties agree that the Company is engaged in interstate commerce and that, except as provided in this Agreement, the FAA shall govern the interpretation and enforcement of, and all proceedings pursuant to, this Agreement. Except as otherwise provided under the FAA or other applicable federal law, the choice of law prescribed by this Agreement shall apply to any and all claims related to this arbitration provision. The Company shall pay the fees of the arbitrator and all other costs that exceed any cost to which Executive would be subject should Executive have filed such claim in a court of law, or otherwise to the extent required by law, except that each party shall be solely responsible for paying its own attorneys’ fees, subject to subsection (iii) below. The arbitration shall take place in the city where Executive customarily renders services to the Company or such other location as Executive and the Company may mutually agree upon. (ii) The following claims are excluded from the arbitration provisions contained in this Article (Arbitration): (a) claims for workers’ compensation benefits; (b) claims for unemployment compensation benefits; (c) claims that are legally prohibited from being subject to mandatory arbitration; and (d) claims for injunctive relief to enforce the arbitration provisions of this Agreement, pending resolution of any dispute through the procedure set forth herein. In addition, no provision of this Agreement shall reduce or eliminate any obligation of the Executive to exhaust administrative claims procedures under any employee benefit plan or agreement. (iii) Notwithstanding any provision of law to the contrary, the prevailing party in any arbitration required by subsection (i), above, shall be entitled to reimbursement of reasonable attorneys’ fees and costs incurred to bring or defend the action. In order to be eligible for a payment or reimbursement of attorneys’ fees and costs pursuant to this Section, the party entitled to such reimbursement or payments shall submit to the other party a written request for payment, with invoices and receipts documenting the amount to be reimbursed or paid, within thirty (30) days after a final decision is rendered. Any dispute regarding the reasonableness of the requested attorneys’ fees and costs shall be submitted to the arbitrator for final and binding resolution. (iv) Claims in arbitration pursuant to this Article must be brought by either Executive or the Company in an individual capacity, and not as plaintiffs or class members in any purported class or collective proceeding, and the arbitrator shall not have the power to hear the arbitration as a class or collective action or otherwise combine claims by multiple parties in a single arbitration (“Class/Collective Action Waiver”). If any part of this Class/Collective Action Waiver is found to be unenforceable, it shall be severed from this Agreement, and any class or collective claims brought by either party shall instead be heard in a court of competent jurisdiction and not in arbitration under this Agreement. (v) Further, to the greatest extent permitted by law, claims in arbitration pursuant to this Article must be brought by either Executive or the Company in an individual capacity, not as representatives in any representative proceeding, and the arbitrator shall not have the power to hear any claims on a representative basis (“Representative Action Waiver”). If this Representative Action Waiver is found to be unenforceable, it shall be severed from this Agreement, and any representative claims brought by either party shall instead be heard in a court of competent jurisdiction and not in arbitration under this Agreement. (vi) Except as otherwise prohibited by law, neither Executive, the Company, nor the arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both Executive and the Company. However, Executive and the Company may make such disclosures to their respective attorneys and financial or tax advisers without written consent of the other, provided such persons/entities first agree to be bound by this confidentiality provision. Nothing in this Section or otherwise in this Agreement shall preclude Executive or the Company from disclosing information as may be required by law, court order or pursuant to a valid subpoena, to a government agency in connection with a charge or investigation it is conducting, to law enforcement authorities, or to an attorney retained by the party. Further, nothing shall preclude Executive from filing or disclosing any facts necessary to receive unemployment insurance, Medicaid, or other public benefits to which Executive may be entitled. Moreover, either party may disclose the existence and results of any arbitration in a proceeding to enforce an arbitral award. (vii) Both Executive and the Company acknowledge that (a) the arbitration procedure set forth in this Article shall be the sole and exclusive means for resolving any claims between Executive and the Company, except as provided under Section 9.07 hereunder (enforcement of restrictive covenants); and (b) with respect to claims that are subject to arbitration, both Executive and the Company are relinquishing a right to a jury trial. ARTICLE XI Assignment and Nonduplication of Benefits Section 11.01 This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Neither this Agreement nor any rights hereunder shall be assignable by Executive and any such purported assignment by Executive shall be void.

Section 11.02 No term or other provision of this Agreement may be interpreted to require the Company to duplicate any payment or other compensation that Executive is already entitled to receive under compensation or benefit plan, program, or other arrangement maintained by Interpublic or any of its or their affiliates. ARTICLE XII Employment Taxes and Withholding Section 12.01 The Company may withhold (or cause to be withheld) from any amounts payable to Executive or on Executive’s behalf hereunder any or all federal, state, city, or other taxes that the Company reasonably determines are required to be withheld pursuant to any applicable law or regulation. Regardless of the amount withheld, Executive shall be solely responsible for paying all taxes (including any excise taxes) on any compensation (including imputed compensation) and other income provided or imputed to Executive or on Executive’s behalf, except the employer’s share of employment taxes. No provision of this Agreement shall be construed (a) to limit Executive’s responsibility under this Section, or (b) to transfer to or impose on the Company, Interpublic, or any of its or their affiliates any liability relating to taxes (including excise taxes) on compensation (including imputed compensation) or other income under this Agreement. ARTICLE XIII Authority to Determine Payment Dates Section 13.01 To the extent that any payment under this Agreement may be made within a specified number of days on or after any date or the occurrence of any event, the date of payment shall be determined by Interpublic in its sole discretion, and not by the Executive, Executive’s beneficiary, or any of Executive’s representatives. ARTICLE XIV Section 409A of the Code Section 14.01 This Agreement shall be construed, administered, and interpreted in accordance with Section 409A of the Code. If the Company or Executive determines that any provision of this Agreement is or might be inconsistent with the requirements of Section 409A, the parties shall attempt in good faith to agree on such amendments to this Agreement as may be necessary or appropriate to avoid causing Executive to incur adverse tax consequences under Section 409A of the Code. Without limiting the generality of the foregoing, (a) Interpublic’s Section 409A Administrative Guidelines are incorporated herein by reference; (b) to the extent amounts that are subject to Section 409A are payable upon termination of employment or similar events, such terms shall mean “separation from service” under Section 409A; and (c) for purposes of Section 409A, each installment that is part of a series of payments shall be treated as a separate payment. No provision of this Agreement shall be interpreted or construed to transfer any liability for failure to comply with Section 409A from Executive or any other individual to the Company or any of its or their affiliates. ARTICLE XV Notices Section 15.01 Any notice or other communication required or permitted to be delivered under this Agreement shall be: (a) written; (b) delivered personally, by facsimile, by email, by courier service or by certified or registered mail, first class postage prepaid and return receipt requested; (c) deemed to have been received on the date of delivery or, if so mailed, on the third business day after the mailing thereof; and (d) addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof): If to the Company: The Interpublic Group of Companies, Inc. General Counsel 909 Third Avenue, 24th Floor New York, NY 10022 If to Executive: Christopher Carroll Most recent address on file

ARTICLE XVI Waiver and Amendments Section 16.01 No provision of this Agreement may be amended, modified, waived or discharged, unless such amendment, modification, waiver or discharge is agreed to in writing signed by Executive and by an authorized representative of the Company. Unless specifically characterized as a continuing waiver, no waiver of a condition or provision at any one time may be considered a waiver of the same provision or condition (or any different provision or condition) at any other time. ARTICLE XVII Applicable Law; Headings Section 17.01 Except as otherwise set forth herein, the Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any rule or principle concerning conflicts or choice of law that might otherwise refer construction or interpretation to the substantive law of another jurisdiction. Section 17.02 The article and other headings contained in this Agreement are for the convenience of the parties only and are not intended to be a part hereof or to affect the meaning or interpretation hereof. ARTICLE XVIII Severability Section 18.01 If at the time of enforcement of any provision of this Agreement, a court shall hold that the duration, scope or area restriction of such provision is unreasonable under circumstances now or then existing, or such provision is otherwise unenforceable, the parties hereto agree that the maximum duration, scope or area reasonable under the circumstances shall be substituted by the court for the stated duration, scope or area, or such provision may otherwise be reformed (or, if substitution or reformation is not possible, severed from this Agreement) so as to make, as applicable, the provision or the balance of the Agreement enforceable.

ARTICLE XIX Legal Counsel; Interpretation Section 19.01 Executive acknowledges that Executive has been advised to seek independent legal counsel for advice regarding the effect of the provisions of this Agreement, and has either obtained such advice of independent legal counsel, or has voluntarily and without compulsion elected to enter into and be bound by the terms of this Agreement without such advice of independent legal counsel. Section 19.02 Should any provision of this Agreement require interpretation or construction, it is agreed by the parties that the entity interpreting or constructing this Agreement shall not apply a presumption against one party by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the document. ARTICLE XX Entire Agreement Section 20.01 This Agreement sets forth the entire understanding between the Company and Executive concerning Executive’s employment by the Company and supersedes any and all previous agreements between Executive and the Company concerning such employment and/or any compensation, bonuses, or payments, including but not limited to Executive’s Employment Agreement dated April 1, 2006 and the Amendment to such agreement dated October 29, 2007. Each party hereto shall pay its own costs and expenses (including legal fees) incurred in connection with the preparation, negotiation, and execution of this Agreement and each amendment thereto. Any amendment or modification to this Agreement shall be set forth in writing and signed by Executive and an authorized director or officer of the Company. This Agreement may be signed in counterparts, with signature pages electronically exchanged and copied to the other parties. Upon signing by all parties, this Agreement shall constitute one complete agreement. [Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Employment Agreement on the date(s) indicated below. THE INTERPUBLIC GROUP OF COMPANIES, INC. By:/s/ J.B. Kelly Date: October 2, 2024 CHRISTOPHER CARROLL By: /s/ Christopher Carroll Date: September 15, 2024